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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           ------------------------


Date of Report (Date of earliest event reported)           July 3, 1996
                                                 -------------------------------

CASINO AMERICA, INC.
(Exact name of registrant as specified in its charter)


Delaware                          0-20538                      41-1659606
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(State or other            (Commission File Number)          (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


711 Washington Loop            Biloxi, Mississippi                 39530
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code          (601) 436-7000
                                                  ------------------------------
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Item 5.  Other Events.

     Agreement with Louisiana Downs, Inc.

     On July 3, 1996, Casino America, Inc. announced that it has agreed to purchase from Louisiana Downs, Inc. the 50% interest not owned by Casino America, Inc. in the partnership that owns the Isle of Capri casino in Bossier City, Louisiana and a 50% interest in the Isle of Capri casino in Lake Charles, Louisiana.

     The purchase price for the transaction is $85 million in cash, payable at closing, five-year warrants to purchase 500,000 shares of the Company's Common Stock at an exercise price of $10.50 per share, delivered at closing, and a payment of $1.5 million per year for 7 years, payable monthly beginning October 1, 1998.

     Fiscal Year 1996 Financial Statements

     Casino America, Inc. has made available its audited financial statements for the fiscal year ending April 30, 1996.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          23.1 Consent of Ernst & Young LLP

          99.1 Press Release dated July 3, 1996.

          99.2 Consolidated Financial Statements of Casino America, Inc. for the Years Ended April 30, 1994, 1995 and 1996.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CASINO AMERICA, INC.
                             --------------------
                             (Registrant)


Date: July 3, 1996                         By: /s/ Allan B. Solomon
                                               -----------------------------
                                               Allan B. Solomon
                                               Executive Vice President,
                                               General Counsel and Secretary